UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2018

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		717 225 4711

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of P. H. Glatfelter Company (the “Company”) approved amendments (the “Amendments”) to the outstanding equity awards granted under the Amended and Restated Long-Term Incentive Plan (the “Equity Plan”) to Timothy Hess, Senior Vice President & Business Unit President, Specialty Papers, and a Named Executive Officer.  The Amendments provide that all of Mr. Hess’s outstanding and unvested restricted stock units, performance share awards (“PSAs”) and stock-only stock appreciation rights (together, the “Equity Awards”) granted under the Equity Plan that would not otherwise vest in connection with a sale of the Specialty Papers Business Unit will vest pro-rata upon consummation of the acquisition (the “Acquisition”) of the Specialty Papers Business Unit by Pixelle Specialty Solutions LLC (formerly known as Spartan Paper LLC) (the “Purchaser”), pursuant to the terms of the Asset Purchase Agreement entered into between the Company and the Purchaser on August 21, 2018, as previously disclosed in the Current Report on Form 8-K filed by the Company on August 22, 2018.  Mr. Hess’s outstanding and unvested PSAs will vest based on the satisfaction of existing performance conditions.  The Equity Awards will be settled on or following the earlier of the original vesting date or Mr. Hess’s separation from service with the Purchaser, subject to the execution of a release, unless the Purchaser assumes the Equity Awards and provides replacement awards with terms consistent with the terms of the Equity Awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

October 16, 2018	By:	/s/ Kent K. Matsumoto

Name: Kent K. Matsumoto
Title: Vice President, General Counsel and Corporate Secretary